UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2007

Isilon Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	3345955	91-2101027
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3101 Western Ave., Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-315-7493

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Sujal Patel was promoted to serve as the President and Chief Executive Officer of Isilon Systems, Inc. (the "Company"), effective October 23, 2007 and William Richter was promoted to serve as the Company’s interim Chief Financial Officer and principal financial and accounting officer, also effective October 23, 2007.

On November 30, 2007, with the approval of the Company’s Compensation Committee of the Board of Directors, the Company increased the compensation packages of Mr. Patel and Mr. Richter in connection with, and effective as of, each of their promotions.

Mr. Patel’s annual base salary will increase from $200,000 to $250,000, which includes any increase for 2008. Mr. Patel’s target bonus will increase from $17,500 to $25,000 for the fourth quarter 2007 and increase to $200,000 for fiscal year 2008.

Mr. Richter’s annual base salary will increase from $143,000 to $185,000. Mr. Richter’s target bonus will increase from $5,000 to $7,500 for the fourth quarter 2007. In addition, Mr. Richter will immediately receive a bonus of $75,000 for agreeing to serve as the interim Chief Financial Officer. In the event Mr. Richter’s interim appointment exceeds beyond nine months from the date of his appointment, Mr. Richter shall receive an additional bonus of $25,000 for each three-month period thereafter.

Mr. Patel, 33, is one of the Company’s founders and has served as a director since January 2001. From 2001 to 2007, Mr. Patel served as the Company’s Chief Technology Officer and from 2001 to 2003 also served as the Company's President and Chief Executive Officer. From 1996 to 2001, Mr. Patel served in various engineering roles at RealNetworks, Inc., most recently as Development Manager, RealSystem Products, in which capacity he was the chief architect for the second generation of RealSystem products. Mr. Patel received a Bachelor of Science degree in computer science from the University of Maryland at College Park.

Mr. Richter, 33, has served as the Company’s Controller since December 2006. From 2005 to 2006, Mr. Richter was employed by Amazon.com, most recently as a Director of Accounting and Finance. From 1997 to 2005, Mr. Richter served in various roles at PricewaterhouseCoopers, LLP, most recently as a Senior Manager in the Audit department. Mr. Richter received a B.A. in Business Administration from the University of Washington and is a Washington State Licensed and Certified Public Accountant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Isilon Systems, Inc.

December 6, 2007	By:	Keenan M. Conder

Name: Keenan M. Conder
Title: VP General Counsel and Corporate Secretary